EXHIBIT 31.2

CERTIFICATION

I, Sandesh Mahatme, certify that:

1. I have reviewed this Quarterly Report on Form 10-Q/A of Sarepta Therapeutics, Inc., (the “Registrant”); and

2. Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report.

October 31, 2018	/s/ SANDESH MAHATME
Sandesh Mahatme
Executive Vice President, Chief Financial Officer and Chief Business Officer
(Principal Financial and Accounting Officer)